                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  Vaxcel, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  VAXCEL, INC.
                             154 TECHNOLOGY PARKWAY
                            NORCROSS, GEORGIA 30092

                                                                    May 11, 1998

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Vaxcel, Inc. which will be held at the Hilton Hotel at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, on Wednesday, June 10, 1998, at 1:30 p.m. local time.

     We look forward to your attendance at the Annual Meeting so that you can vote your shares in person and become better acquainted with members of the Board of Directors and management team. Three items of business, which will be considered and voted upon this year, are explained in the accompanying Proxy Statement. Even if you are planning to attend, please complete the enclosed proxy card and return it in the enclosed envelope so that your shares may be voted. You will still be able to vote your shares in person if you attend the Annual Meeting.

     If you have any questions about the Proxy Statement or the 1997 Annual Report, please contact Mark W. Reynolds at (770) 453-0195.

                                      Sincerely,

                                      /s/ PAUL J. WILSON
                                      Paul J. Wilson
                                      President and Chief Executive Officer

                                  VAXCEL, INC.
                             154 TECHNOLOGY PARKWAY
                            NORCROSS, GEORGIA 30092

                     NOTICE TO THE HOLDERS OF COMMON STOCK
                       OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 10, 1998

     Notice is hereby given to the holders of the $.001 par value per share Common Stock (the "Common Stock") of Vaxcel, Inc. (the "Company") that the Annual Meeting of Stockholders of the Company will be held at the Hilton Hotel at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, on Wednesday, June 10, 1998, at 1:30 p.m., local time (the "Annual Meeting"), for the following purposes:

          (i) To elect five directors to serve until the 1999 Annual Meeting of Stockholders;

          (ii) To approve an amendment to the Company's 1993 Stock Option Plan to increase the number of authorized shares of Common Stock available for issuance thereunder from 1,000,000 to 1,500,000;

          (iii) To ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1998; and

          (iv) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only those stockholders of record at the close of business on April 13, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. The transfer books will not be closed. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          /s/ MARK W. REYNOLDS
                                          Mark W. Reynolds
                                          Secretary

May 11, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

                                  VAXCEL, INC.
                             154 TECHNOLOGY PARKWAY
                            NORCROSS, GEORGIA 30092

                                                                    May 11, 1998

                                PROXY STATEMENT

                                  INTRODUCTION

     This Proxy Statement is furnished to holders of the $.001 par value per share Common Stock ("Common Stock") of Vaxcel, Inc., a Delaware corporation (the "Company" or "Vaxcel"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of Common Stock for use at the Annual Meeting of Stockholders to be held at 1:30 p.m. local time at the Hilton Hotel at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia 30092, on Wednesday, June 10, 1998, and at any adjournments thereof (the "Annual Meeting").

     At the Annual Meeting, the stockholders of the Company will vote upon the following matters: (i) a proposal to elect five directors to the Company's Board of Directors; (ii) a proposal to approve an amendment to the Company's 1993 Stock Option Plan to increase the number of authorized shares of Common Stock available for issuance thereunder from 1,000,000 to 1,500,000; (iii) a proposal to ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1998; and (iv) such other matters as may properly come before the Annual Meeting or any adjournment thereof.

     The Company's mailing address and the location of its principal executive offices are 154 Technology Parkway, Norcross, Georgia 30092. This Proxy Statement and the accompanying Proxy are first being mailed to stockholders of the Company on or about May 11, 1998.

STOCKHOLDERS ENTITLED TO VOTE

     Only stockholders of record of the Company at the close of business on April 13, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. Notwithstanding the Record Date specified above, the Company's stock transfer books will not be closed and shares may be transferred subsequent to the Record Date. However, all votes must be cast in the names of stockholders of record on the Record Date.

     On the Record Date, there were 11,001,070 shares of the Common Stock issued and outstanding held by approximately 275 stockholders of record. Holders of Common Stock are entitled to one vote per share.

     The Bylaws provide that the holders of shares of the Common Stock entitled to cast a majority of the votes on the matters at issue at the Annual Meeting, present in person or by proxy, shall constitute a quorum. For the purpose of determining the presence of a quorum, abstentions will be counted as present, but broker non-votes will not be counted.

     The affirmative vote of a plurality of the votes of the shares present, in person or represented by proxy, at the Annual Meeting will be required for approval of Proposal I to elect five directors to the Company's Board of Directors. The affirmative vote of a majority of the votes of the shares present, in person or represented by proxy, at the Annual Meeting will be required for approval of Proposal II, to approve an amendment to the Company's 1993 Stock Option Plan and Proposal III, to ratify Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 1998.

     With regard to the election of directors: (i) votes that are withheld will be excluded entirely from the vote and will have no effect and votes that are withheld for a particular nominee will be excluded from the vote for that nominee only; and (ii) abstentions and broker non-votes will have no effect since approval by a percentage of the shares present or outstanding is not required.

     Abstentions may be specified on proposals other than the election of directors. Abstentions will be considered present and entitled to vote at the meeting but will not be counted as votes cast. Therefore, abstentions will have no effect on the adoption of Proposals II or III. Broker non-votes are not considered entitled to vote and thus will have no effect on the adoption of any of the proposals.

PROXIES

     If the enclosed Proxy is executed, returned in time and not revoked, the shares represented thereby will be voted in accordance with the instructions indicated in such Proxy. IF NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED IN FAVOR OF ALL PROPOSALS DESCRIBED IN THIS PROXY STATEMENT AND IN THE BEST JUDGMENT OF THE HOLDERS OF SUCH PROXIES AS TO ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

     A stockholder who has given a Proxy may revoke it at any time prior to its exercise at the Annual Meeting by either (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of Proxies should be addressed as follows: Vaxcel, Inc., 154 Technology Parkway, Norcross, Georgia 30092, Attention: Mark W. Reynolds, Secretary.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     Pursuant to the Company's Bylaws, the Board of Directors has set the number of directors of the Company at five and proxies cannot be voted for a greater number of persons.

CURRENT NOMINEES

     The Board of Directors has nominated the following individuals for election by the holders of Common Stock as directors of the Company to serve until the Company's 1999 annual meeting of stockholders or until their successors are elected and qualified, or their earlier death, resignation or removal.

                                 Jack L. Bowman
                                 Lyle A. Hohnke
                                Jack J. Luchese
                             Herbert H. McDade, Jr.
                                 Paul J. Wilson

     The persons designated as proxies intend to vote the shares represented thereby in favor of the election to the Board of Directors of the nominees whose names appear above, unless either authority to vote for the nominees is withheld or such proxy has previously been revoked. It is believed that the nominees will be available and able to serve as directors. In the event that the nominees are unable to serve (which is not anticipated), the persons designated as proxies will cast votes for such other persons as they may select. It is anticipated that management stockholders of the Company will vote for the election of the nominees.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR ELECTION AS DIRECTORS. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE NOMINEES. THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES OF SHARES OF COMMON STOCK REPRESENTED AND ENTITLED TO VOTE IN THE ELECTION AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

CERTAIN INFORMATION CONCERNING NOMINEES FOR DIRECTOR

     The following table sets forth, for the nominees for election as directors, the names and ages of such persons, the year in which each such person was first elected a director, all positions and offices with the Company held by each such person, the business experience during at least the last five years of each such person, and any other directorships held by such person in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940. None of the following persons serves as a director pursuant to any arrangement or understanding between him and any other person. For information concerning membership on Committees of the Board of Directors, see "Meetings of the Board of Directors and Committees" below. For information concerning directors' ownership of Common Stock, see "Beneficial Owners of More Than Five Percent of the Company's Common Stock; Shares Held by Directors and Executive Officers" below.

           DIRECTOR POSITIONS WITH THE COMPANY, PRINCIPAL OCCUPATIONS

NAME AND AGE                           SINCE   DURING AT LEAST THE PAST FIVE YEARS, AND OTHER DIRECTORSHIPS
------------                           -----   ------------------------------------------------------------
Jack L. Bowman (65)..................  1993    Prior to his retirement at the end of 1993, Mr. Bowman was
                                               Company Group Chairman at Johnson & Johnson Company, a
                                               position he held from 1987. From 1991 to 1993, Mr. Bowman
                                               was responsible for Johnson & Johnson Company's diagnostic, blood glucose monitoring, and certain over-the-counter
                                               pharmaceutical businesses. Prior to that assignment at
                                               Johnson & Johnson, he was responsible for a major portion of
                                               Johnson & Johnson's global pharmaceutical businesses. From
                                               1983 to 1987, he was Executive Vice President of American
                                               Cyanamid Company where he was responsible for the
                                               pharmaceutical, medical device and over-the-counter and
                                               toiletry businesses. Mr. Bowman has also served as
                                               President, Lederle Laboratories Division and Executive Vice
                                               President, CIBA-GEIGY Pharmaceutical Division. Mr. Bowman
                                               also serves as a director of NeoRx Corporation, Targeted
                                               Genetics, Inc., Cell Therapeutics, Inc., Cellergy
                                               Pharmaceuticals, Inc., Osiris Therapeutics, Inc. and CytRx
                                               Corporation ("CytRx").
Lyle A. Hohnke (55)..................  1997    Dr. Hohnke served as a director of Zynaxis, Inc. from April
                                               1996 until its merger with Vaxcel in May 1997, at which time he was elected to the Vaxcel Board of Directors. Since 1994,
                                               Dr. Hohnke has served as a member of Javelin Capital Fund,
                                               LLC, a general partner of Javelin Ventures, LP, a company
                                               engaged in venture capital investments. From 1991 to 1994
                                               Dr. Hohnke was General Partner for Heart Land Seed Capital
                                               Fund. Dr. Hohnke also serves as a director of Diamond Animal
                                               Health, Inc., Southern BioSystems, Inc. and Guidestar Health
                                               Systems, Inc. Dr. Hohnke is a nominee for election to the
                                               board of directors of CytRx.
Jack J. Luchese (49).................  1993    Mr. Luchese has served as President and CEO of CytRx since
                                               March 1989, becoming Chairman of the CytRx Board in June
                                               1995. Prior to joining CytRx, Mr. Luchese served as Vice
                                               President and General Manager of the Armour Pharmaceutical
                                               Corporation, and as Vice President, Corporate Business
                                               Development and a member of the Management Committee of
                                               Rorer Group, Inc. (now Rhone-Poulenc Rorer). Prior to
                                               joining Rorer Group, Inc., Mr. Luchese was with Johnson &
                                               Johnson Company for 15 years where he held various positions in business development, licensing, sales, new product
                                               marketing, and finance.

NAME AND AGE                           SINCE   DURING AT LEAST THE PAST FIVE YEARS, AND OTHER DIRECTORSHIPS
------------                           -----   ------------------------------------------------------------
Herbert H. McDade, Jr. (71)..........  1996    From 1989 to 1996 Mr. McDade has served as Chairman,
                                               President and Chief Executive Officer of Chemex
                                               Pharmaceuticals, Inc., becoming Chairman of Access
                                               Pharmaceutical Co. (the successor corporation to Chemex) in
                                               January, 1996. From 1986 to 1989 he was Chairman and
                                               President of Armour Pharmaceutical Corporation, a wholly-
                                               owned subsidiary of Rorer Group, Inc. (now Rhone-Poulenc
                                               Rorer). Prior to 1986, Mr. McDade served as Vice President of the Revlon Corporation. Mr. McDade also serves as a
                                               director of CytRx.
Paul J. Wilson (46)..................  1993    Mr. Wilson has served as President, Chief Executive Officer and a Director of Vaxcel since August 1993. Prior to joining
                                               Vaxcel, Mr. Wilson was employed by American Cyanamid (now
                                               part of American Home Products) from November 1974 to August
                                               1993. From 1992 to August 1993, Mr. Wilson served as Vice
                                               President and General Manager of American Cyanamid's
                                               Lederle-Praxis Vaccine Division. In this position, he had
                                               worldwide responsibility for sales, earnings, marketing,
                                               market research, manufacturing, and quality control for
                                               Lederle-Praxis' complete line of vaccine products. In other positions at American Cyanamid, Mr. Wilson was Vice
                                               President of Marketing for Lederle Laboratories from 1991 to
                                               1992, where he had full marketing responsibility for Lederle
                                               Laboratories' United States pharmaceuticals business. Prior to that, he was General Manager for Lederle International's
                                               Canadian operations from 1988 to 1991.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     Board of Directors. The property, affairs and business of the Company are under the general management of its Board of Directors as provided by the laws of Delaware and the Bylaws of the Company. The Company has standing Audit and Compensation Committees of the Board of Directors.

     The Board of Directors held four meetings during 1997. Each director, during the period he was a director, attended at least 75% of the meetings of the Board of Directors. Each member of a committee, during the period he was a committee member, attended at least 75% of the meetings of each committee on which they served.

     Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The current members of the Audit Committee are Herbert H. McDade, Jr. (Chairman), Lyle A. Hohnke and Jack J. Luchese. The Audit Committee was formed subsequent to Vaxcel's merger with Zynaxis, Inc. in May 1997 and held no meetings during 1997.

     Compensation Committee. The Compensation Committee is authorized to review annual salaries and bonuses and has the authority to determine the recipients of options, the time or times at which options shall be granted, the exercise price of each option, and the number of shares to be issuable upon the exercise of each option. The Compensation Committee also is authorized to interpret the Vaxcel, Inc. 1993 Stock Option Plan (the "Plan"), to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the term and provisions of the respective option agreements, and to make all other determinations deemed necessary or advisable for the administration of the Plan. Its current members are Jack. L. Bowman (Chairman), Jack J. Luchese and Herbert H. McDade, Jr. The Compensation Committee was formed subsequent to Vaxcel's merger with Zynaxis, Inc. in May 1997 and held one meeting during 1997.

COMPENSATION OF DIRECTORS

     Directors who are employees of Vaxcel ("Employee Directors") or of CytRx ("Affiliate Employee Directors") do not currently receive any compensation for their services as members of the Board of Directors of Vaxcel. Non-employee Directors who do not serve on the CytRx Board ("Outside Directors") receive $1,500 for each Board meeting attended. Non-employee Directors who also serve on the CytRx Board ("Affiliate Directors") receive $1,250 for each Board meeting attended when in conjunction with a CytRx Board meeting; otherwise they receive the same fee as an Outside Director. Outside Directors and Affiliate Directors receive $500 for each Committee meeting attended and an additional $250 for functioning as Chairman of a Committee meeting.

     All Directors, except Employee Directors, each receive an option to purchase 5,000 shares of Vaxcel Common Stock upon joining the Board, and each will receive 2,500 stock options each year thereafter upon their re-election to the Board. Stock option grants to directors contain the same terms and provisions as stock option grants to employees, except that options granted to directors are considered Non-Qualified Stock Options for income tax reporting purposes.

BENEFICIAL OWNERS OF MORE THAN FIVE PERCENT OF THE COMPANY'S COMMON STOCK; SHARES HELD BY DIRECTORS AND EXECUTIVE OFFICERS

     Based solely upon information made available to the Company, the following table sets forth certain information with respect to the beneficial ownership of Common Stock as of April 13, 1998 by (i) each person who is known by the Company to beneficially own more than five percent of the Common Stock; (ii) each director and nominee for director of the Company; (iii) each of the Named Executive Officers (as defined under "Executive Compensation" below); and (iv) all officers and directors as a group. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

                                                               SHARES OF COMMON STOCK
                                                              -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                           NUMBER     PERCENTAGE(1)
------------------------------------                          ---------   -------------
NAMED EXECUTIVE OFFICERS AND DIRECTORS(2):
Jack L. Bowman(3)...........................................      9,499          *
Lyle A. Hohnke(4)...........................................     94,700          *
Jack J. Luchese(5)..........................................      1,666          *
Herbert H. McDade, Jr.(6)...................................      9,499          *
Mark J. Newman(7)...........................................     75,000          *
Mark W. Reynolds............................................      1,200          *
Paul J. Wilson(8)...........................................    157,280        1.4%
All executive officers and directors as a group (7
  persons)(9)...............................................    348,844        3.1
OTHER 5% STOCKHOLDERS:
CytRx Corporation(10).......................................  9,265,000       87.5%
  154 Technology Parkway
  Norcross, Georgia 30092

---------------

  *  Less than 1%.
 (1) Based on 11,001,070 shares of Common Stock outstanding on April 13, 1998.
 (2) The business address of all such persons is: c/o Vaxcel, Inc., 154 Technology Parkway, Norcross, Georgia 30092.
 (3) Includes options to purchase 9,499 shares of Common Stock exercisable within 60 days.

 (4) Includes 47,350 shares and warrants to purchase 47,350 shares of Common Stock exercisable within 60 days held by Javelin Capital Fund L.P. ("Javelin"). Dr. Hohnke is a member of Javelin Venture Partners, LLC, a general partner of Javelin and may be deemed to share voting and investment power with respect to such shares and warrants. Dr. Hohnke has disclaimed beneficial ownership of such shares.
 (5) Includes options to purchase 1,666 shares of Common Stock exercisable within 60 days.
 (6) Includes options to purchase 9,499 shares of Common Stock exercisable within 60 days.
 (7) Includes options to purchase 75,000 shares of Common Stock exercisable within 60 days.
 (8) Includes options to purchase 155,000 shares of Common Stock exercisable within 60 days.
 (9) Includes options to purchase 298,014 shares of Common Stock exercisable within 60 days.
(10) Does not include a warrant to purchase an indeterminable number of shares of Common Stock exercisable within 60 days that was issued to CytRx in connection with the merger of Zynaxis, Inc. into a subsidiary of the Company. The number of shares issuable pursuant to the exercise of such warrant is equal to (i) the amount that the board of directors of CytRx reasonably determines is the minimum amount that must be contributed to the capital of the Company in order for the Company to satisfy quantitative requirements for inclusion of the Common Stock in the Nasdaq Small Cap Market divided by (ii) one-half of the Per Share Price (as defined in the Agreement and Plan of Merger and Contribution dated December 6, 1996 among CytRx, the Company, Vaxcel Merger Subsidiary, Inc. and Zynaxis, Inc. (the "Merger Agreement")) and multiplied by (iii) the Exchange Ratio (as defined in the Merger Agreement).

EXECUTIVE OFFICERS OF THE COMPANY

     Except for Paul J. Wilson, discussed above under "Certain Information Concerning Nominee and Continuing Directors", the following table sets forth the names of the executive officers of the Company, their ages, their positions with the Company and their principal occupations and employers for at least the last five years. For information concerning executive officers' ownership of Common Stock, see "Beneficial Owners of More Than Five Percent of the Company's Common Stock; Shares Held by Directors and Executive Officers."

                                                        POSITIONS WITH THE COMPANY AND
NAME                                AGE    PRINCIPAL OCCUPATIONS DURING AT LEAST THE PAST FIVE YEARS
----                                ---    ---------------------------------------------------------
Mark J. Newman, Ph.D..............  42    Dr. Newman has served as Vice President, Research and
                                          Development of Vaxcel, Inc. since January 1995. Prior to
                                          joining Vaxcel, Dr. Newman was Associate Vice President,
                                          Research and Development, for Apollon, Inc. during 1994
                                          where he was responsible for developing DNA-based vaccines.
                                          Prior to that, he was Director, Immunology and Virology
                                          Section and Senior Director, Clinical Research, at the
                                          Biopharmaceuticals Division of Cambridge Biotech
                                          Corporation (now called Aquila Biopharm) from 1989 to 1993.
                                          At Cambridge, he was heavily involved with the development and clinical testing of the QS21 saponin adjuvant for use
                                          with subunit vaccines.
Mark W. Reynolds..................  36    Mr. Reynolds joined CytRx in 1988 as Controller, becoming
                                          Chief Financial Officer and Corporate Secretary in 1996. He
                                          concurrently has served in these capacities with Vaxcel
                                          since its inception. Prior to joining CytRx, Mr. Reynolds
                                          was employed as a certified public accountant with Arthur
                                          Andersen LLP in Atlanta, Georgia.

EXECUTIVE COMPENSATION

     The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended December 31, 1995, 1996 and 1997 for
(i) the President and Chief Executive Officer of the Company; and (ii) each of the four other most highly compensated executive officers of the Company whose total salary and bonus exceeded $100,000 (determined as of December 31, 1997 and collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                LONG-TERM COMPENSATION
                                         ANNUAL COMPENSATION    ----------------------
                                         --------------------   SECURITIES UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION       YEAR   SALARY($)   BONUS($)         OPTIONS(#)         COMPENSATION($)
---------------------------       ----   ---------   --------   ----------------------   ---------------
Paul J. Wilson..................  1997   $214,000    $    --                --               $4,750(1)
  President and Chief             1996    205,250         --                --                4,750(1)
  Executive Officer               1995    191,875         --                --                4,620(1)
Mark J. Newman..................  1997   $129,500    $13,000                --               $4,750(1)
  Vice President,                 1996    122,500     22,000            40,000                4,750(1)
  Research & Development          1995    108,513     20,000           175,000               29,128(2)
Mark W. Reynolds(4).............  1997   $ 94,000    $12,500             7,500               $4,750(3)
  Chief Financial Officer         1996     82,333     25,000            25,000                4,750(3)
  and Secretary                   1995     76,000      8,000            36,877                4,620(3)

---------------

(1) Vaxcel's matching contribution to CytRx's 401(k) Plan. Vaxcel does not have a 401(k) Plan, but employees of Vaxcel are eligible to participate in CytRx's 401(k) Plan.
(2) Includes $3,830 of Vaxcel's matching contributions to the CytRx 401(k) Plan and $25,298 of costs associated with relocation.
(3) CytRx's matching contribution to its 401(k) Plan.
(4) Mr. Reynolds is an employee of CytRx; the amounts shown in the table above represent total compensation paid to Mr. Reynolds by CytRx for services rendered in all capacities for CytRx and its subsidiaries. Pursuant to a services and facilities agreement between Vaxcel and CytRx, Vaxcel pays to CytRx a fee for the services rendered by Mr. Reynolds as well as for other financial and administrative services. The total fee charged by CytRx to the Company for all services and facilities pursuant to this Agreement, including the services of Mr. Reynolds, for the year ended December 31, 1997 was approximately $90,000.

OPTION GRANTS IN LAST FISCAL YEAR

     There were no grants of options or warrants to any of the Named Executive Officers during the year ended December 31, 1997.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUE AT DECEMBER 31,
                                      1997

     The following table sets forth the number and total value of unexercised in-the-money options at December 31, 1997 for each of the executive officers of the Company named in the Summary Compensation Table above, using the price per share of the Common Stock of $.625 on December 31, 1997. No stock options were exercised during 1997 by any of the Company's Named Executive Officers.

                                                 NUMBER OF SECURITIES
                                                      UNDERLYING                 VALUE OF UNEXERCISED
                                                 UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                               AT DECEMBER 31, 1997(#)         AT DECEMBER 31, 1997($)
                                             ----------------------------    ----------------------------
                                             EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                             -----------    -------------    -----------    -------------
Paul J. Wilson.............................    155,000         345,000         $    --         $    --
Mark J. Newman.............................     75,000         140,000              --              --
Mark W. Reynolds...........................         --              --              --              --

EMPLOYMENT AGREEMENT

     The employment agreement for Paul J. Wilson, President and Chief Executive Officer of Vaxcel (the "Employment Agreement"), provides for a five-year term of employment that commenced on August 16, 1993. Pursuant to the terms of the Employment Agreement, Mr. Wilson's annual cash compensation is currently $214,000. In addition, Mr. Wilson received an option to purchase up to 500,000 shares of Vaxcel Common Stock. Such option has an exercise price of $1.50 per share. The option vests as to certain portions of shares of Common Stock over the term of Mr. Wilson's Employment Agreement if Vaxcel achieves during such time period certain milestones related to both the vaccine technologies and Vaxcel. As of December 31, 1997, Mr. Wilson's option had vested as to 155,000 of the 500,000 shares.

     The Employment Agreement may be terminated by Vaxcel prior to expiration under customary circumstances, including "for cause" (as defined in the Employment Agreement), without cause and upon the death or disability of Mr. Wilson. Upon termination for cause, Mr. Wilson would be entitled to receive severance equal to from one to three months' salary, depending upon the specific "for cause" event. Upon termination of employment without cause by Vaxcel, Mr. Wilson would receive his salary for one year (at the then current salary rate). Upon termination of employment by reason of death or disability, Mr. Wilson would receive severance equal to six months' salary. The vesting of options shall cease upon any employment termination for cause; if Mr. Wilson's employment is terminated by Vaxcel for any other reason, certain options that would have vested on the next anniversary will be accelerated to vest immediately and certain others may vest during the twelve-month period after termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee was formed in May 1997 in connection with the Company's merger with Zynaxis, Inc. Jack L. Bowman (Chairman), Jack J. Luchese and Herbert H. McDade, Jr. were the only members of the Compensation Committee during the fiscal year ended December 31, 1997. There are no "interlocks" as defined by the Securities and Exchange Commission with respect to any member of the Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 (the "1933 Act") or under the Securities an Exchange Act of 1934 (the "1934 Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under either the 1933 Act or the 1934 Act.

     The Compensation Committee of the Board of Directors (the "Committee") establishes the general compensation practices of the Company, establishes the compensation plans and specific compensation levels for executive officers and administers the Company's stock option plans.

     The Committee believes that the Chief Executive Officer's compensation should be influenced by Company performance, although "performance" for a company engaged in pharmaceutical research and development does not necessarily correlate to profits. The Committee considers "performance" to include achievement of product development targets and milestones, effective fund-raising and technology licensing efforts, and effective management of personnel and capital resources, among other criteria. The Committee also reviews the Chief Executive Officer's compensation in light of the level of similar executive compensation arrangements within the biopharmaceutical industry.

     The specific terms of Mr. Wilson's employment agreement are discussed under "Employment Agreement". Mr. Wilson is eligible to be considered for an annual cash bonus, which is solely at the discretion of the Committee based upon such factors as the Committee deems appropriate. Mr. Wilson's performance period for purposes of this report is January 1, 1997 through December 31, 1997. During this performance period the Company deemed it appropriate to forego a cash bonus to Mr. Wilson due to the Company's lack of licensing revenue during the period.

     The Committee believes that stock options should be granted to the Chief Executive Officer, as well as to other executives, primarily based on the executive's ability to influence the Company's long-term growth and profitability. As such, Mr. Wilson's employment agreement includes warrants to purchase 500,000 shares of Vaxcel Common Stock at an exercise price of $1.50 per share. These warrants cover the period from Mr. Wilson's initial employment (August 16, 1993) through August 16, 1998 and include a combination of tenure-based vesting as well as vesting upon the achievement of corporate objectives. The Committee believes that this arrangement provides Mr. Wilson with the greatest incentive to accelerate achievement of corporate objectives and thereby enhance long-term shareholder value.

     The Committee has adopted similar practices with respect to compensation of other executive officers of the Company. In establishing base salaries and cash bonuses for executive officers, the Committee considers relative company performance, the individual's past performance and future potential, and compensation for persons holding similarly responsible positions at other companies in the pharmaceutical and biotechnology industries. The relative importance of these factors varies depending upon the individual's responsibilities; all facts are considered in establishing both base salaries and cash bonuses. When making comparison to other companies, the Committee generally considers those companies included in the Nasdaq Pharmaceutical Index (see "Company Performance").

     The Committee, in conjunction with the Chief Executive Officer, has also established a model composed of salary categories with specified percentages to be applied to the overall level of employees' salaries (including executive officers) to provide a guideline for annual cash bonuses and the number of stock options to be granted. This model is used only as a guideline, as some subjectivity must be applied in evaluating each individual's performance. As with the Chief Executive Officer, the number of options granted is determined by the evaluation of the Executive's ability to influence the Company's long-term growth and profitability. The Committee also considers the aggregate number of options granted in past years. Because the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for executives to create value for stockholders. The Committee therefore views stock options as an important component of its long-term, performance-based compensation philosophy.

     For 1997, the Committee considered Section 162(m), which limits tax deductions of public companies on compensation to certain executive officers in excess of $1 million dollars, along with other factors in determining executive compensation. The committee will continue to consider the effect of Section 162(m) on its compensation decisions, but has no formal policy to structure executive compensation so that it complies with the requirements of Section 162(m).

                                          Respectfully submitted,

                                          Compensation Committee:

                                          Jack L. Bowman
                                          Jack J. Luchese
                                          Herbert H. McDade, Jr.

STOCKHOLDER RETURN COMPARISON

     The following line graph presentation compares cumulative total stockholder returns of the Company with the Nasdaq Stock Market Index and the Nasdaq Pharmaceutical Index (the "Peer Index") for the period from June 30, 1997 to December 31, 1997. The Company's Common Stock first began trading during June 1997. The graph and table assume that $100 was invested in each of the Company's Common Stock, the Nasdaq Stock Market Index and the Peer Index on June 30, 1997, and that all dividends were reinvested. This data was furnished by the Center for Research in Security Prices, The University of Chicago.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

                                                                       THE NASDAQ
               MEASUREMENT PERIOD                                        STOCK
             (FISCAL YEAR COVERED)                  VAXCEL, INC.         MARKET          PEER INDEX
JUNE                                                           100               100               100
JULY                                                           121               111               103
AUGUST                                                          79               110               102
SEPTEMBER                                                       61               117               112
OCTOBER                                                         25               111               106
NOVEMBER                                                        46               111               103
DECEMBER                                                        36               110               101

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the registrant with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1997 all
Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons.

                                  PROPOSAL II

               AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN

     As of April 8, 1998, the Company's Board of Directors approved an amendment to the Company's 1993 Stock Option Plan (the "Amended and Restated Plan"), subject to stockholder approval, to increase the number of authorized shares of the Company's Common Stock to be issuable thereunder pursuant to Section 3(a) thereof from 1,000,000 to 1,500,000. All other terms and conditions of the 1993 Stock Option Plan remain unchanged.

     Subject to adjustment as provided in the Amended and Restated Plan, the aggregate number of shares of Common Stock reserved and available for options is 1,500,000. The maximum number of shares of Common Stock with respect to one or more options that may be granted under the Amended and Restated Plan to any one participant is 500,000. On February 23, 1998, subject to Board of Director and stockholder approval of the amendment to the 1993 Stock Option Plan, the Compensation Committee granted to Mark J. Newman, Vice President, Research and Development of the Company, an option to purchase 500,000 shares of Common Stock at an exercise price per share of $.625. The amendment to the 1993 Stock Option Plan is required to effectuate the granting of Dr. Newman's option.

     A summary of the Amended and Restated Plan is set forth below. The summary is qualified in its entirety by reference to the full text of the Amended and Restated Plan, which is attached to this Proxy Statement as Appendix A.

GENERAL

     The purpose of the Amended and Restated Plan is to promote the interests of the Company by providing incentives to eligible participants to encourage them to acquire a proprietary interest, or to increase their proprietary interest, in the Company. Persons that are eligible to participate in the Amended and Restated Plan consist of officers and employees of the Company, a Parent Corporation (as defined in Section 242 of the Internal Revenue Code of 1986, as amended (the "Code")) or a Subsidiary Corporation (as defined in Section 242 of the Code), members of the Company's Board of Directors, and independent contractors and consultants who perform services for the Company. As of April 30, 1998, there were approximately nine persons eligible to participate in the Amended and Restated Plan.

     The Amended and Restated Plan authorizes the granting of options to purchase shares of Common Stock ("Options"), which may be incentive stock options or non-qualified stock options.

ADMINISTRATION

     The Amended and Restated Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee has the power, authority and discretion to determine the eligible participants; determine the terms and conditions of the Options, to establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Amended and Restated Plan; and make all other decisions and determinations that may be required under, or as the Committee deems necessary or advisable to administer, the Amended and Restated Plan.

OPTIONS

     The Committee is authorized to grant Options, which may be incentive stock options ("ISOs") or nonqualified stock options ("NSOs"), to participants. All Options will be evidenced by a written Grant Letter (as defined in the Amended and Restated Plan). The terms of any ISO must meet the requirements of Section 422 of the Code.

     No Option will be assignable or transferable by a participant other than by will or the laws of descent and distribution or, except in the case of an ISO, pursuant to a qualified domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such section applied to an Option issued under the Amended and Restated Plan.

     Upon the participant's death or disability, all outstanding Options which were otherwise exercisable by the grantee at the date of death may be exercised by the grantee's personal representative at any time prior to the expiration of one year from the date of death, but in any event no later than the date of expiration of the exercise period. In the event of a Change in Control of the Company (as defined in the Amended and Restated Plan), all outstanding Options will become immediately and fully vested and exercisable. Before or after the occurrence of an anticipated Change in Control, the Committee may provide that outstanding Options may be canceled unilaterally by the Company in exchange for an amount equal to (i) the same consideration each participant would receive with respect to the Common Stock subject to the Option if such Common Stock had been sold, transferred or exchanged in the transaction constituting the Change in Control less (ii) the aggregate exercise price with respect to the Common Stock subject to such Option.

TERMINATION AND AMENDMENT

     The Board or the Committee may, at any time and from time to time, terminate, amend or modify the Amended and Restated Plan without stockholder approval; provided, however, that the Committee may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. No termination, amendment, or modification of the Amended and Restated Plan may adversely affect any Option previously granted under the Amended and Restated Plan, without the written consent of the participant.

CERTAIN FEDERAL INCOME TAX EFFECTS

     Nonqualified Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted NSO. However, the participant will realize ordinary income on the exercise of the NSO in an amount equal to the excess of the fair market value of the Common Stock acquired upon the exercise of such option over the exercise price, and the Company will receive a corresponding deduction. The gain, if any, realized upon the subsequent disposition by the participant of the Common Stock will constitute short-term or long-term capital gain, depending on the participant's holding period.

     Incentive Stock Options. Under present federal income tax regulations, there will be no federal income tax consequences to either the Company or the participant upon the grant of a non-discounted ISO or the exercise thereof by the participant. If the participant holds the shares of Common Stock for the greater of two years after the date the Option was granted or one year after the acquisition of such shares of Common Stock (the "required holding period"), the difference between the aggregate option price and the amount realized upon disposition of the shares of Common Stock will constitute mid- or long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other "disqualifying disposition" during the required holding period, the participant will realize taxable ordinary income in an amount equal to the excess of the fair market value of the Common Stock purchased at the time of exercise over the aggregate option price, and the Company will be entitled to a federal income tax deduction equal to such amount.

ADDITIONAL INFORMATION

     The closing price of the Common Stock, as reported by the Nasdaq National Market on April 28, 1998, was $.46875. The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the meeting on this proposal will constitute approval of the Amended and Restated Plan.

     Pursuant to the terms of the 1993 Stock Option Plan, stockholder approval is not required to amend the 1993 Stock Option Plan, however, because of certain federal income tax considerations, among other reasons, the Board of Directors has determined to seek stockholder approval of the amendment. If the amendment is not approved at the Annual Meeting, the Board of Directors intends to reconsider its determination to amend the 1993 Stock Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE 1993 STOCK OPTION PLAN TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK ISSUABLE THEREUNDER TO 1,500,000. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSAL. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IS REQUIRED FOR APPROVAL OF PROPOSAL II.

                                  PROPOSAL III

                            RATIFICATION OF AUDITORS

     The Company's Board of Directors has selected Ernst & Young LLP to conduct the annual audit of the financial statements of the Company for the fiscal year ending December 31, 1998. Ernst & Young LLP has no financial interest, direct or indirect, in the Company, and does not have any connection with the Company except in its professional capacity as an independent auditor.

     The ratification by the holders of Common Stock of the selection of Ernst & Young LLP as independent auditors is not required by law or by the Bylaws of the Company. The Board of Directors, consistent with the practice of many publicly held corporations, is nevertheless submitting this selection to the holders of Common Stock. If this selection is not ratified at the Annual Meeting, the Board of Directors intends to reconsider its selection of independent auditors for the fiscal year ending December 31, 1998.

     The Audit Committee, which is composed of directors who are not employees of the Company, approves in advance all material non-audit services to be provided by Ernst & Young LLP and believes that these services have no effect on audit independence.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE PROPOSAL. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST IS REQUIRED FOR APPROVAL OF PROPOSAL III.

                             STOCKHOLDER PROPOSALS

     Any proposal which a Company stockholder intends to be presented at the next annual meeting of stockholders to be held in 1999 must be received by the Company on or before January 11, 1999. Only proper proposals which are timely received will be included in the Proxy Statement and Proxy.

                                 OTHER MATTERS

EXPENSES OF SOLICITATION

     The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of the Company, personally, by telephone or by telegraph. The Company has engaged Beacon Hill Partners, Inc. to distribute proxy materials to brokers and banks for distribution to beneficial owners of the Company's Common Stock and to solicit proxies from brokerage firms, banks and institutional holders of shares. Beacon Hill Partners, Inc. will be paid a fee of $1,750 plus reimbursement of expenses for its services.

MISCELLANEOUS

     Management does not know of any matters to be brought before the Annual Meeting other than as described in this Proxy Statement. Should any other matters properly come before the Annual Meeting, the persons designated as proxies will vote in accordance with their best judgment on such matters.

AVAILABILITY OF ANNUAL REPORT

     ACCOMPANYING THIS PROXY STATEMENT IS A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 1997. IN ADDITION, COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE WITHOUT CHARGE, EXCEPT FOR EXHIBITS. STOCKHOLDERS WHO WOULD LIKE ADDITIONAL COPIES OF THE ANNUAL REPORT OR THE COMPANY'S FORM 10-K SHOULD DIRECT THEIR REQUESTS IN WRITING TO: VAXCEL, INC., 154 TECHNOLOGY PARKWAY, NORCROSS, GEORGIA 30092, ATTENTION: MARK W. REYNOLDS.

                                          By Order of the Board of Directors

                                          /s/ MARK W. REYNOLDS
                                          Mark W. Reynolds
                                          Secretary

May 11, 1998

                                                                      APPENDIX A

                                  VAXCEL, INC.

                  AMENDED AND RESTATED 1993 STOCK OPTION PLAN

                  Amended and Restated as of February 23, 1998

     The purpose of the Amended and Restated 1993 Stock Option Plan (the "Plan") of Vaxcel, Inc. (the "Company") is to promote the interests of the Company by providing incentives to (i) designated officers and other employees of the Company, a Parent Corporation or a Subsidiary Corporation (as defined herein),
(ii) members of the Board of Directors (the "Board") and (iii) independent contractors and consultants (who may be individuals or entities) who perform services for the Company, to encourage them to acquire a proprietary interest, or to increase their proprietary interest, in the Company. The Company believes that the Plan will cause participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders. For purposes of the Plan, the terms "Parent Corporation" and "Subsidiary Corporation" shall have the meanings set forth in subsections (e) and (f) of Section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

     Section 1. Administration. The Plan shall be administered and interpreted by a committee of the Board (the "Committee") consisting of not less than two persons, all of whom shall be (i) "outside directors" as that term is used in
Section 162(m) of the Code and the regulations promulgated thereunder or any successor provisions, to the extent that Section 162(m) is applicable to the Company as described in Section 16(d) hereof, and (ii) "non-employee directors" as such term is defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") or any successor provisions, to the extent that Section 16 of the Exchange Act is applicable to the Company as described in Section 16(e) hereof. The Committee shall have the sole authority to determine (i) who is eligible to receive Grants (as defined in Section 2 below) under the Plan, (ii) the type, size and terms of each Grant under the Plan (subject to Section 4 below), (iii) the time when each Grant will be made and the duration of any exercise or restriction period; (iv) any restrictions on resale applicable to the shares to be issued or transferred pursuant to the Grant; and (v) any other matters arising under the Plan. Non-Employee Directors of the Board, as defined below, may receive Grants only pursuant to the provisions of Section 5(j). The Committee may, if it so desires, base any of the foregoing determinations upon the recommendations of management of the Company. The Committee shall have full power and authority to administer and to interpret the Plan and to adopt or amend such rules, regulations, agreements and instruments as it may deem appropriate for the proper administration of the Plan. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any Grants under the Plan. No person acting under this Section shall be held liable for any action or determination made in good faith with respect to the Plan or any Grant under the Plan. Notwithstanding the above, until such time as the Compensation Committee of the Board consists of at least two disinterested, outside directors, the Plan shall be administered by the full Board, which shall have the same authority designated to the Committee as set forth herein. Any Awards granted by the full Board during such time may be later ratified by the Committee.

     Section 2. Grants. Grants under the Plan shall consist of Incentive Stock Options (as defined in Section 5(b) below) and Nonqualified Stock Options (as defined in Section 5(b) below) (hereinafter collectively referred to as "Grants" or "Stock Options"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions of any nature as long as they are not inconsistent with the Plan as the Committee deems appropriate and specifies in writing to the participant in the document designating the Grant (the "Grant Letter"). The Committee shall approve the form and provisions of each Grant Letter. Grants under any section of the Plan need not be uniform as among the participants receiving the same type of Grant, and Grants under two or more sections of the Plan may be combined in one Grant Letter; provided, however, that Grants to Non-Employee Directors, as defined below, shall be made only in accordance with the provisions of Section 5(j).

     Section 3. Shares Subject to the Plan. (a) The aggregate number of shares of the Common Stock, par value $.001 per share ("Common Stock"), of the Company that may be issued or transferred under the Plan is 1,500,000, subject to adjustment pursuant to Section 3(b) below. The maximum number of shares of Common Stock for which any Grantee may be granted Stock Options under the Plan is 500,000, subject to adjustment pursuant to Section 3(b) below. The shares may be authorized but unissued shares or reacquired shares. If and to the extent that Stock Options granted under the Plan terminate, expire or are canceled without having been exercised (including shares canceled as part of an exchange of Grants), the shares subject to such Grant shall again be available for subsequent Grants under the Plan.

     (b) If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding Grants under the Plan, the Committee shall preserve the value of the outstanding Grants by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares, the exercise price of each outstanding Stock Option and otherwise, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than
 .500 down, in each case to the nearest whole number.

     Section 4. Eligibility for Participation. Officers and other employees of the Company, a Parent Corporation or a Subsidiary Corporation, members of the Board, and independent contractors and consultants who perform services for the Company shall be eligible to participate in the Plan (hereinafter referred to individually as an "Eligible Participant" and collectively as "Eligible Participants"). Only Eligible Participants who are officers or other employees of the Company, a Parent Corporation or a Subsidiary Corporation shall be eligible to receive Incentive Stock Options. All Eligible Participants shall be eligible to receive Nonqualified Stock Options. The Committee shall select from among the Eligible Participants those who will receive Grants (the "Grantees") and shall determine the number of shares of Common Stock subject to each Grant; provided, however, that members of the Board who are not employed in any capacity by the Company (hereinafter referred to as "Non-Employee Directors") may only receive grants of Stock Options pursuant to Section 5(j). The Committee may, if it so desires, base any such selections or determinations upon the recommendations of management of the Company. Nothing contained in the Plan shall be construed to limit in any manner whatsoever the right of the Company to grant rights or options to acquire Common Stock or awards of Common Stock otherwise than pursuant to the Plan.

     Section 5. Stock Options (a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be subject to each Stock Option.

     (b) Type of Stock Option and Exercise Price. (1) The Committee may grant options qualifying as incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options") and other stock options ("Nonqualified Stock Options"), in accordance with the terms and conditions set forth herein, or may grant any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter referred to collectively as "Stock Options"). The exercise price per share of an Incentive Stock Option shall be the fair market value (as defined herein) of a share of Common Stock on the date of grant. If the Grantee of an Incentive Stock Option is the owner (as determined under Section 424(d) of the Code) of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent Corporation or Subsidiary Corporation, the exercise price per share in the case of an Incentive Stock Option shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant.

     (2) For all valuation purposes under the Plan, the fair market value of a share of Common Stock shall be determined in accordance with the following provisions:

          (A) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded either on the over-the-counter market or listed on the Nasdaq National Market, the fair market value shall be the closing selling price of one share of Common Stock on the date in question as such price is reported by the Nasdaq system or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the next preceding date for which such quotation exists shall be determinative of fair market value.

          (B) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Common Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such prices are officially quoted on such exchange. If there is no reported closing selling price of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the next preceding date for which such quotation exists.

          (C) If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market (or, if the Committee determines that the value as determined pursuant to Section 5(b)(2)(A) or (B) above does not reflect fair market value), then the Committee shall determine fair market value after taking into account such factors as it deems appropriate.

     (c) Exercise Period. The Committee shall determine the exercise period of each Stock Option. The exercise period shall not exceed ten years from the date of grant. However, if the Grantee of an Incentive Stock Option is the owner (as determined under Section 424(d) of the Code) of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Parent Corporation or Subsidiary Corporation, the exercise period shall not exceed five years from the date of grant. Notwithstanding any determinations by the Committee regarding the exercise period of any Stock Option, a Change in Control (as defined in Section 7) shall have the effect set forth in Section 7.

     (d) Vesting of Stock Options and Restrictions on Shares. The vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates, determined by the Committee, that shall be specified in the Grant Letter. The Committee may impose upon the shares of Common Stock issuable upon the exercise of a Stock Option such restrictions as it deems appropriate and specifies in the Grant Letter. During any period in which such restrictions apply, the Committee, in such circumstances as it deems equitable, may determine that all such restrictions shall lapse. Notwithstanding any other provision of the Plan, all outstanding Stock Options shall become immediately and fully vested and immediately exercisable upon a Change in Control of the Company (as defined in Section 7 below).

     (e) Manner of Exercise. A Grantee may exercise a Stock Option by delivering a duly completed notice of exercise to the Corporate Secretary of the Company, together with payment of the exercise price and any applicable tax withholdings. Such notice may include instructions authorizing the Company to deliver the certificates representing the shares of Common Stock issuable upon the exercise of such Stock Option to any designated registered broker or dealer ("Designated Broker"). Such instructions shall designate the account into which the shares are to be deposited. The Grantee may tender such notice of exercise, which has been properly executed by the Grantee, and the aforementioned delivery instructions to any Designated Broker.

     (f) Termination of Eligible Status, Disability or Death. (1) If a Grantee terminates employment or otherwise ceases to be an Eligible Participant for any reason (other than, in the case of an individual, the death of such individual) any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within three months after the date on which the Grantee ceases to be an Eligible Participant (or within such other period of time, which may be longer or shorter than three months, as may be specified in the Grant Letter), but in any event no later than the date of expiration of the exercise period, except that in the case of an individual Grantee who is disabled within the meaning of Section 22(e)(3) of the Code, such period shall be one year rather than three months (except as otherwise provided in the Grant Letter).

     (2) In the event of the death of an individual Grantee while he or she is an Eligible Participant or within not more than three months after the date on which the Grantee ceases to be an Eligible Participant (or within such other period of time, which may be longer or shorter than three months, as may be specified in the Grant Letter), any Stock Option which was otherwise exercisable by the Grantee at the date of death may be exercised by the Grantee's personal representative at any time prior to the expiration of one year from the date of death, but in any event no later than the date of expiration of the exercise period.

     (g) Satisfaction of Exercise Price. The Grantee shall pay the exercise price in cash, or, with the consent of the Committee in its sole discretion, by delivering (or attesting his or her ownership of) shares of Common Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the exercise price, or a combination of cash and shares of Common Stock; provided however, that if shares of Common Stock are used to pay the exercise price of a Stock Option, such shares must have been held by the Grantee for at least six months. The Committee shall determine any other methods by which the exercise price of a Stock Option may be paid, the form of payment, including, without limitation, "cashless exercise" arrangements, and the methods by which shares of Common Stock shall be delivered or deemed to be delivered to Grantees. Without limiting the power and discretion conferred on the Committee pursuant to the preceding sentence, the Committee may, in the exercise of its discretion, but need not, allow a Grantee to pay the exercise price of a Stock Option by directing the Company to withhold from the shares of Common Stock that would otherwise be issued upon exercise of the Stock Option that number of shares having a fair market value on the exercise date equal to the exercise price, all as determined pursuant to rules and procedures established by the Committee. The Grantee shall pay the exercise price and the amount of withholding tax due, if any, at the time of exercise. Shares of Common Stock shall not be issued or transferred upon any purported exercise of a Stock Option until the option price and the withholding obligation are fully paid.

     (h) Limits on Incentive Stock Options. Each Grant of an Incentive Stock Option shall provide that:

          (1) the Stock Option is not transferable by the Grantee, except, in the case of an individual Grantee, by will or the laws of descent and distribution;

          (2) the Stock Option is exercisable only by the Grantee, except as otherwise provided herein or in the Grant Letter in the event of the death of an individual Grantee; and

          (3) the aggregate fair market value of the Common Stock on the date of the Grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan and under any other stock option plan of the Company shall not exceed $100,000.

     (i) Replacement Stock Options. If a Stock Option granted pursuant to the Plan may be exercised by a Grantee by means of a stock-for-stock swap method of exercise as provided in Section 5(g) above, then the Committee may, in its sole discretion and at the time of the original Grant, authorize the Grantee to automatically receive a replacement Stock Option pursuant to this Section of the Plan. This replacement Stock Option shall cover a number of shares of Common Stock determined by the Committee, but in no event more than the number of shares equal to the difference between the number of shares of the original Stock Option exercised and the net shares received by the Grantee from such exercise. The per share exercise price of the replacement Stock Option shall equal the then current fair market value of a share of Common Stock, and shall have a term extending to the expiration date of the original Stock Option. The Committee shall have the right, in its sole discretion and at any time, to discontinue the automatic grant of replacement Stock Options if it determines the continuance of such grants to no longer be in the best interest of the Company.

     (j) Stock Option Grants to Non-Employee Directors. Each Non-Employee Director will receive a grant of a Nonqualified Stock Option to purchase 5,000 shares of Common Stock upon the date he or she first becomes a member of the Board, and thereafter will receive a grant of a Nonqualified Stock Option to purchase 1,500 shares of Common Stock (subject to adjustment as provided in this Plan) as of the date of the Company's Annual Meeting of Stockholders each year.

     (1) Option Exercise Price. Stock Options granted under this Section 5(j) shall have a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant, and such Stock Option shall become exercisable, with respect to 33% of the shares of Common Stock underlying the option, on each anniversary following the date of grant.

     (2) Administration. The provisions of this Section 5(j) are intended to operate automatically and not require administration. However, to the extent that administrative determinations are required, the provisions of this Section 5(j) shall be made by the members of the Board who are not eligible to receive Grants under this Section 5(j), but in no event shall such determinations affect the eligibility of Grantees, the determination of the exercise price, the timing of the Grants or the number of shares subject to Stock Options hereunder.

     (3) Applicability of Plan Provisions.  Except as otherwise provided in this
Section 5(j), the Nonqualified Stock Options to Non-Employee Directors shall be subject to the provisions of this Plan applicable to Nonqualified Stock Options to other persons.

     Section 6. Transferability of Stock Options. No Stock Option shall be assignable or transferable by a Grantee other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such section applied to a Stock Option issued under the Plan; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Stock Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any state or federal tax or securities laws applicable to transferable stock options.

     Only a Grantee or his or her permitted transferee (or, in the case of an individual Grantee, his or her authorized legal representative) may exercise rights under a Grant. Upon the death of an individual Grantee, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee shall furnish proof satisfactory to the Company of such person's right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

     Section 7. Change of Control. For purposes of the Plan, "Change in Control" means and includes each of the following:

          (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (1), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by a Person who is on April 1, 1997 the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, including a public offering of Outstanding Company Voting Securities, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this definition; or

          (2) Individuals who, as of April 1, 1997, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to April 1, 1997 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, and
     (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and
     (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (4) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     If a Change in Control occurs, then each Stock Option shall become immediately and fully vested and immediately exercisable. Before or after the occurrence of an anticipated Change in Control, the Committee, in its discretion, may provide that outstanding Stock Options may be canceled unilaterally by the Company in exchange for an amount equal to (x) the same consideration each Employee and Non-Employee Director otherwise would receive with respect to Common Stock subject to the Stock Option if such Common Stock has been sold, surrendered, exchanged or otherwise in the transaction constituting the Change in Control, less (y) the aggregate exercise price with respect to the Common Stock subject to such Stock Option.

     Section 8. Stockholder Approval; Effective Date. The Plan was approved by the Board of Directors of the Company and became effective on June 1, 1993. The Plan, as amended and restated, was approved by the Board of Directors and the sole stockholder of the Company on April 17, 1997, effective as of such date.

     Section 9. Amendment and Termination of the Plan. (a) Amendment. The Board or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that the Board or Committee may condition any amendment or modification on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

     (b) Termination of Plan. The Plan shall terminate on June 1, 2003 unless earlier terminated by the Board or unless extended by the Board with the approval of the stockholders.

     (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents or unless the Committee acts under Section 16(b) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 16(b) below or may be amended by agreement of the Company and the Grantee which is consistent with the Plan.

     Section 10. Funding of the Plan. The Plan shall be unfunded and shall not create (or be construed to create) a trust or separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or beneficiary of a participant. To the extent any person holds any obligation of the Company by virtue of an award granted under the Plan, such obligation shall merely constitute a general unsecured liability of the Company and accordingly shall not confer upon such person any right, title or interest in any assets of the Company.

     Section 11. Rights of Eligible Participants. Nothing in the Plan shall entitle any Eligible Participant or other person to any claim or right to any Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Participant or Grantee any rights to be retained by the Company in any capacity, whether as an employee, non-employee member of the Board, independent contractor, consultant or otherwise.

     Section 12. Withholding of Taxes. The Company shall have the right to require the Grantee to pay to the Company the amount of any taxes which the Company is required to withhold in respect of such Grants or to take whatever action it deems necessary to protect the interests of the Company in respect of such tax liabilities, including, without limitation, withholding a portion of the shares of Common Stock otherwise deliverable pursuant to the Plan. The Company's obligation to issue or transfer shares of Common Stock upon the exercise of a Stock Option shall be conditioned upon the Grantee's compliance with the requirements of this Section to the satisfaction of the Committee.

     Section 13. Agreements with Grantees. Each Grant made under the Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Committee shall approve.

     Section 14. Requirements for Issuance of Shares. No Common Stock shall be issued or transferred under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Stock Option on the Grantee's undertaking in writing to comply with such restrictions on any subsequent disposition of the shares of Common Stock issued or transferred thereunder as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

     Section 15. Headings. The section headings of the Plan are for reference only. In the event of a conflict between a section heading and the content of a section of the Plan, the content of the section shall control.

     Section 16. Miscellaneous. (a) Substitute Grants. The Committee may make a Grant to an employee, a non-employee director, or an independent contractor or consultant of another corporation, if such person shall become an Eligible Participant by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, a Parent Corporation or a Subsidiary Corporation and such other corporation. Any such Grant shall be made in substitution for a stock option granted by the other corporation ("Substituted Stock Incentives"), but the terms and conditions of the substitute Grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute Grants.

     (b) Compliance with Law. The Plan, the exercise of Grants and the obligations of the Company to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and required approvals by any governmental or regulatory agencies. The Committee may revoke any Grant if it is contrary to law or modify any Grant to bring it into compliance with any valid and mandatory government regulations. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c) Ownership of Stock. A Grantee, transferee or Successor Grantee shall have no rights as a stockholder with respect to any shares of Common Stock covered by a Grant until the shares are issued or transferred to the Grantee, transferee or Successor Grantee on the stock transfer records of the Company.

     (d) Code Section 162(m). The deduction limits of Code Section 162(m) and the regulation thereunder do not apply to the Company until such time, if any, as any class of the Company's equity securities is registered under Section 12 of the Exchange Act or the Company otherwise meets the definition of a "publicly held corporation" under Treasury Regulation 1.162-27(c) or any successor provision. Upon becoming a publicly held corporation, the deduction limits of Code Section 162(m) and the regulations thereunder shall not apply to compensation payable under this Plan until the expiration of the reliance period described in Treasury Regulation 1.162-27(f) or any successor regulation.

     (e) Section 16 of the Exchange Act. The provisions of Section 16 of the Exchange Act and the regulation thereunder do not apply to the Company until such time, if any, as any class of the Company's equity securities is registered under Section 12 of the Exchange Act.

                                                                      APPENDIX B


PROXY                             VAXCEL, INC.
                             154 TECHNOLOGY PARKWAY
                            NORCROSS, GEORGIA 30092
                         ANNUAL MEETING OF STOCKHOLDERS

   The undersigned stockholder of Vaxcel, Inc. (the "Company"), Norcross, Georgia, hereby constitutes and appoints Paul J. Wilson and Mark W. Reynolds or either one of them, each with full power of substitution, to vote the number of shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Hilton Hotel at Peachtree Corners, 5993 Peachtree Industrial Boulevard, Norcross, Georgia, on Wednesday, June 10, 1998, at 1:30 p.m., local time, or at any adjournments thereof (the "Annual Meeting"), upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated May 11, 1998, the receipt of which is acknowledged, in the manner specified below.

1. ELECTION OF DIRECTORS. On the proposal to elect the following nominees for directors to serve until the 1999 Annual Meeting of Stockholders of the Company and until their successors are elected and qualified:

  Jack L. Bowman, Lyle A. Hohnke, Jack J. Luchese, Herbert H. McDade, Paul J.
                                     Wilson

    [ ]  FOR                                                      [ ]  WITHHOLD AUTHORITY
         TO WITHHOLD AUTHORITY FOR THE NOMINEE, WRITE THE NAME OF THE NOMINEE IN THE SPACE PROVIDED:
         -------------------------------------------------------------------------------------------------------------------

2. AMENDMENT TO 1993 STOCK OPTION PLAN. On the proposal to amend the Company's 1993 Stock Option Plan to increase the number of authorized shares of Common Stock issuable thereunder to 1,500,000:
    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

3. SELECTION OF AUDITORS. On the proposal to ratify the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998:
    [ ]  FOR                    [ ]  AGAINST                    [ ]  ABSTAIN

             (Continued and to be dated and signed on reverse side)

4. OTHER PROPOSALS. In their sole discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments thereof.

    [ ]  FOR                                                      [ ]  WITHHOLD AUTHORITY

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND WITH DISCRETIONARY AUTHORITY ON ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF.

    Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                   Shares Held:

                                                   -----------------------------
                                                   Signature of Stockholder

                                                   -----------------------------
                                                   Signature of Stockholder (If
                                                   held jointly)

                                                   Dated:                 , 1998
                                                     ----------------------
                                                          Month       Day

THIS PROXY IS SOLICITED ON BEHALF OF VAXCEL INC.'S BOARD OF DIRECTORS AND MAY BE
               REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.